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EXHIBIT 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report dated January 18, 2001 included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-35318, 333-35208, 333-86113, 333-09721, 333-01651,
333-01649 and 033-60259.

ARTHUR ANDERSEN LLP
San Francisco, California
February 27, 2002